Elite IR

Leslie J. Richardson, Partner

+852-3183 0283

Leslie.richardson@elite-ir.com

FOR IMMEDIATE RELEASE

China Precision Steel Announces Second Quarter Fiscal 2012 Results

SHANGHAI, China, February 21, 2012 – China Precision Steel, Inc. (NASDAQ: CPSL) (“China Precision Steel” or the “Company”), a niche precision steel processing Company principally engaged in producing and selling high precision, cold-rolled steel products, announced today its fiscal year 2012 second quarter results for the period ended December 31, 2011.

Second Quarter Highlights

•	Revenue was $33.7 million
•	Gross loss was $1.8 million
•	Net loss was $3.5 million
•	Fully diluted loss per share was $0.08
•	International sales increased to $4.8 million from $0.7 million in second quarter fiscal year 2011

“Sales for the second quarter of fiscal year 2012 declined as domestic demand for our products were negatively impacted by the overall economic slowdown in China. A slight decline in demand for home appliances was anticipated as the government’s home appliance trade-in program concluded at the end of 2011; however, the decline in demand was further hampered as a result of the slowdown in global demand. Home appliances are one of our major end markets and we anticipate an improvement in demand toward the end of the year as appliance manufacturers work with the government to develop incentives to strengthen sales. In the longer-term, the transition of China’s population moving from rural areas to the urban areas remains a major source of growth for China’s home appliances industry which is expected to expand to $137.0 billion in 2016 from $77.2 billion in 2011, according to Euromonitor International,” commented Mr. Hai Sheng Chen, CEO of China Precision Steel. “As for our international sales, we experienced a strong rebound in international demand during the quarter as our average selling price declined period-on-period, which made our products more competitive in the international markets.”

Revenue for the second quarter of fiscal year 2012 was $33.7 million, down 15.4% from revenue in the second quarter of fiscal year 2011 of $39.8 million. The decrease in revenue was mainly attributed to the decrease in domestic demand due to the slowing of the Chinese economy. Total sales volume in the second quarter of fiscal year 2012 decreased to 39,907 tons from total sales volume of 47,236 tons while average selling price per ton increased to $844 from $842 in the second quarter of fiscal year 2011. High carbon and low carbon sales accounted for 21.2% and 77.2% of total sales, respectively, compared to 20.4% and 70.2%, respectively, period-on-period. Exports represented 14.2% of total sales for the current period, up from 1.8% in the same period a year ago as the Company has been experiencing a rebound in global demand.

Gross loss in the second quarter was $1.8 million, compared to gross profit of $1.9 million in the same period a year ago. Gross margin for the current period was (5.3%) compared to 4.8% last year. The decrease in gross profit margin principally resulted from a decline in sales volume combined with an increase in average cost per unit sold period-on-period. The average cost per unit sold increased 10.8% to $889 from $802, while average selling price increased only 0.2% period-on-period.

Selling expenses for the second quarter of fiscal year 2012 were $40,185, compared to ($1,823) in the second quarter of fiscal year 2011. The increase in selling expenses was primarily attributable to an increase in export sales and subsequent increase in sales commissions during the quarter. Administrative expenses were $932,480, or 2.8% of revenue, compared to $725,650, or 1.8% of revenue period-on-period. The increase in administrative expenses was due to increased travelling costs during the period.

Operating loss for the current quarter was $2.8 million, compared to an operating income of $1.1 million in the second quarter of fiscal year 2011.

Net loss for the second quarter of fiscal year 2012 was $3.5 million, compared to net income of $201,781 for the second quarter of fiscal year 2011. Fully diluted loss per share was $0.08, compared to fully diluted earnings per share of $0.00 in the same period a year ago.

Six Months Financial Results

Revenue for the first six months of fiscal year 2012 was $75.8 million, up 2.9% from $73.7 million in the same period a year ago. Gross loss was $1.7 million, compared to gross profit of $4.3 million for the six months of fiscal year 2011. Gross margin for the six months ended December 31, 2011 was (2.3%), down from 5.8% for the comparable period a year ago for similar reasons discussed above. Operating loss was $3.2 million, down from an operating income of $2.5 million in the first six months of fiscal year 2011. Net loss was $4.6 million, compared to a net income of $0.8 million in the same period a year ago. Fully diluted loss per share was $0.10, compared to fully diluted earnings per share of $0.02 for the first six months of fiscal year 2011.

Financial Condition

As of December 31, 2011, China Precision Steel had $2.2 million in cash and cash equivalents, $12.6 million in long-term debt, total liabilities of $69.1 million and working capital of $69.7 million. Stockholders’ equity stood at $132.2 million, compared to $133.5 million as of June 30, 2011. Cash generated from operating activities during the first six months of fiscal year 2012 was $2.6 million.

Business Outlook

China’s growth is predicted to be 8.2% in 2012, down from 9.2% in 2011 mainly due to weakening demand from Europe and the United States. As a result, China Precision Steel anticipates a continued slowing of near-term domestic demand. To minimize the negative impact of such slow down, the Company is working to increase its international sales and began supplying a new customer from Belgium during the second quarter of fiscal year 2012. As of December 31, 2011, China Precision Steel had a backlog of $17.3 million.

“Our business is closely tied to economic growth and as a result, our revenue and net profit will fluctuate according to economic trends. Growth in China’s economy cooled to the slowest pace in more than two years in the fourth quarter of calendar year 2011 to 8.9%. However, the Chinese government is in the process of taking steps to ensure steady growth throughout 2012, which is expected to include implementing a new round of incentive policies as early as March,” Mr. Chen continued. “As for our international market opportunities, we have become more competitive as selling prices have declined resulting in a strengthening of our export demand.  We will continue to pursue these new opportunities and develop new customers in the global market.  Additionally, we are maintaining our focus on strengthening our balance sheet and improving operating cash flows.”

About China Precision Steel, Inc.

China Precision Steel, Inc. is a niche precision steel processing company principally engaged in the production and sale of high precision cold-rolled steel products and provides value added services such as heat treatment and cutting medium and high carbon hot-rolled steel strips. China Precision Steel’s high precision, ultra-thin, high strength (7.5 mm to 0.05 mm) cold-rolled steel products are mainly used in the production of automotive components, food packaging materials, saw blades and textile needles. The Company primarily sells to manufacturers in the People’s Republic of China and overseas markets such as Indonesia, Thailand, the Caribbean, Nigeria and Ethiopia. China Precision Steel was incorporated in 2002 and is headquartered in Sheung Wan, Hong Kong. Additional information can be found at the Company’s website http://chinaprecisionsteelinc.com.

Conference Call

China Precision Steel will host a conference call on Tuesday, February 21, 2012 at 9:00 a.m. Eastern Time to discuss fiscal year 2011 second quarter results. To participate in the live conference call, please dial the following number fifteen minutes prior to the scheduled conference call time: 866-800-8648. International callers should dial 617-614-2702. When prompted by the operator, mention conference passcode 833 854 17.

If you are unable to participate in the call at this time, a replay will be available for 14 days starting on Tuesday, February 21, 2012 at 11:00 a.m. Eastern Time. To access the replay, dial 888-286-8010 and enter the passcode 56774263. International callers should dial 617-801-6888 and enter the same passcode.

This conference call will be broadcast live over the Internet and can be accessed by all interested parties by clicking on http://www.chinaprecisionsteelinc.com. Please access the link at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those unable to participate during the live broadcast, a 90-day replay will be available shortly after the call by accessing the same link.

Forward-Looking Statements

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release and oral statements made by China Precision Steel on its conference call in relation to this release, constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, without limitation, statements regarding China Precision Steel’s ability to prepare the Company for growth, the Company’s planned manufacturing capacity expansion, predictions regarding the ability of China’s home appliance stimulus program to continue stimulating the demand for the Company’s products, predictions about improvements in the global economy and predictions and guidance relating to the Company’s future financial performance. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs but they involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, such as business conditions in China, weather and natural disasters, changing interpretations of generally accepted accounting principles; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which China Precision Steel is engaged; cyclicality of steel consumption including overcapacity and decline in steel prices, limited availability of raw material and energy may constrain operating levels and reduce profit margins, environmental compliance and remediation could result in increased cost of capital as well as other relevant risks not included herein. The information set forth herein should be read in light of such risks. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

 – Financial Tables Follow –

 Consolidated Balance Sheets

(Unaudited)

	December 31,	June 30,
	2011	2011
Assets
Current assets
Cash and cash equivalents	$2,196,645	$2,707,754
Accounts receivable
Trade, net of allowances of $1,090,238 and $1,063,620 at December 31 and June 30, 2011, respectively	46,949,452	41,335,759
Bills receivable	110,695	201,133
Other	1,373,445	1,420,192
Inventories	26,361,531	25,077,449
Prepaid expenses	938,061	633,416
Advances to suppliers, net of allowance of $1,767,426 and $1,724,275 at December 31 and June 30, 2011, respectively	48,240,379	50,034,590
Total current assets	126,170,208	121,410,293
Property, plant and equipment
Property, plant and equipment, net	73,062,825	75,311,221
Construction-in-progress	10,034	64,762
	73,072,859	75,375,983
Intangible assets, net	1,917,246	1,892,249
Goodwill	99,999	99,999
Total assets	$201,260,312	$198,778,524
Liabilities and Stockholders' Equity
Current liabilities
Short-term loans	$27,460,366	$27,370,648
Long-term loan - current portion	3,600,000	3,600,000
Accounts payable and accrued liabilities	6,591,755	5,599,323
Advances from customers	5,933,563	2,275,241
Other taxes payables	7,042,474	6,297,227
Current income taxes payable	5,833,887	5,691,456
Total current liabilities	56,462,045	50,833,895
Long-term loans	12,600,000	14,400,000
Stockholders' equity:
Preferred stock: $0.001 per value, 8,000,000 shares authorized, no shares outstanding at December 31 and June 30, 2011, respectively	-	-
Common stock: $0.001 par value, 62,000,000 shares authorized, 46,562,955 and 46,562,955 issued and outstanding at December 31 and June 30, 2011, respectively	46,563	46,563
Additional paid-in capital	75,642,383	75,642,383
Accumulated other comprehensive income	20,092,840	16,822,185
Retained earnings	36,416,481	41,033,498
Total stockholders' equity	132,198,267	133,544,629
Total liabilities and stockholders' equity	$201,260,312	$198,778,524

China Precision Steel, Inc. and Subsidiaries

 Consolidated Statements of Operations

 For the Three and Six Months Ended December 31, 2011 and 2010

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,	December 31,	December 31,	December 31,
	2011	2010	2011	2010

Sales revenues	$33,662,335	$39,768,528	$75,829,178	$73,664,983
Cost of goods sold	35,461,052	37,859,665	77,566,125	69,372,035
Gross (loss)/profit	(1,798,717)	1,908,863	(1,736,947)	4,292,948
Operating expenses
Selling expenses	40,185	(1,823)	108,489	108,382
Administrative expenses	932,480	725,650	1,226,556	1,597,120
Allowance for bad and doubtful debts	0	19,697	0	19,697
Depreciation and amortization expense	53,993	49,551	108,437	93,711
Total operating expenses	1,026,658	793,075	1,443,482	1,818,910
(Loss)/income from operations	(2,825,375)	1,115,788	(3,180,429)	2,474,038
Other income/(expense)
Other revenues	68,872	1,094	69,071	2,612
Interest and finance costs	(808,650)	(852,738)	(1,478,578)	(1,317,851)
Total other (expense)	(739,778)	(851,644)	(1,409,507)	(1,315,239)
(Loss)/income from operations before income tax	(3,565,153)	264,144	(4,589,936)	1,158,799
Provision for income tax
Current	(27,231)	62,363	27,081	312,507
Total income tax (benefit)/expense	(27,231)	62,363	27,081	312,507
Net (loss)/income	($3,537,922)	$201,781	($4,617,017)	$846,292
Basic (loss)/earnings per share	($0.08)	$0.00	($0.10)	$0.02
Basic weighted average shares outstanding	46,562,955	46,562,955	46,562,955	46,562,955
Diluted (loss)/earnings per share	($0.08)	$0.00	($0.10)	$0.02
Diluted weighted average shares outstanding	46,562,955	46,562,955	46,562,955	46,562,955
Components of comprehensive (loss)/income:
Net (loss)/income	($3,537,922)	$201,781	($4,617,017)	$846,292
Foreign currency translation adjustment	1,627,491	1,770,168	3,270,655	3,467,907
Comprehensive (loss)/income	($1,910,431)	$1,971,949	($1,346,362)	$4,314,199

China Precision Steel, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

For the Six Months Ended December 31, 2011 and 2010

 (Unaudited)

	2011	2010

Cash flows from operating activities
Net (loss)/income	($4,617,017)	$846,292
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	4,457,774	5,891,211
Gain on disposal of property, plant and equipment	(16,575)	0
Allowance for bad and doubtful debts	0	19,697
Inventory provision	442,383	0
Net changes in assets and liabilities:
Accounts receivable, net	(4,945,225)	10,755,506
Inventories	(1,104,504)	(2,802,535)
Prepaid expenses	(299,326)	93,809
Advances to suppliers	3,046,345	(15,873,801)
Accounts payable and accrued expenses	1,400,057	(5,820,915)
Advances from customers	3,601,384	(1,131,961)
Other taxes payable	587,656	649,577
Current income taxes	0	255,560
Net cash provided by/(used in) operating activities	2,552,952	(7,117,560)
Cash flows from investing activities
Purchase of property, plant and equipment, including construction in progress	(298,802)	(8,365,838)
Proceeds from disposal of property, plant and equipment	16,575	0
Net cash (used in) investing activities	(282,227)	(8,365,838)
Cash flows from financing activities
Repayment of short-term loans	-	(52,173)
Repayment of long-term loan	(2,845,699)	-
Net cash (used in) financing activities	(2,845,699)	(52,173)
Effect of exchange rate	63,865	725,939
Net (decrease) in cash	(511,109)	(14,809,632)
Cash and cash equivalents, beginning of period	2,707,754	29,036,706
Cash and cash equivalents, end of period	$2,196,645	$14,227,074